FFTW FUNDS, INC.

                  Certificate of Secretary

         I, William E.  Vastardis,  do hereby certify
that  I am the  Secretary  of  FFTW  Funds,  Inc.,  a
Maryland   corporation  (the   "Company"),   and,  in
connection  with the filing on behalf of the  Company
of a Rule  24f-2  Notice,  as such term is defined in
the  Investment  Company Act of 1940,  as amended,  I
do hereby  further  certify that the Company sold the
following  total of shares which include  shares sold
through  dividend  reinvestment:  the Company  sold a
total  of  14,796,978  shares  of  its  Money  Market
Portfolio  Stock,  10,348,400  shares of its Emerging
Markets  Portfolio Stock,  886,738,627  shares of its
U.S.  Short-Term  Portfolio  Stock,  1,707,582 shares
of  its   Worldwide   Portfolio   Stock,   10,202,049
shares  of  its  Worldwide-Hedged   Portfolio  Stock,
5,533,860  shares  of  its  International   Portfolio
Stock,  11,225,745  shares  of its  Limited  Duration
Portfolio  Stock,  15,668,830  shares  of its  Global
Tactical   Exposure   Portfolio   Stock,   45,664,289
shares of its  Mortgage-Backed  Portfolio  Stock, and
2,574,257 shares of its  International  Opportunities
Portfolio  Stock,  all  having  a par  value of $.001
per share  (collectively,  the "Shares"),  during the
fiscal year ended  December 31,  1998,  for which the
Company    received   payment   in   full   of   cash
consideration  in excess  of par  value  prior to the
issuance  of  the  Shares  in  accordance   with  the
resolutions  authorizing  their  sale;  I  do  hereby
further  certify  that  the  Company  had a total  of
29,451,451  shares  of  its  Money  Market  Portfolio
Stock,  21,349,089  shares  of its  Emerging  Markets
Portfolio  Stock,   86,086,181  shares  of  its  U.S.
Short-Term  Portfolio Stock,  6,774,560 shares of its
Worldwide  Portfolio Stock,  15,619,933 shares of its
Worldwide-Hedged  Portfolio  Stock,  8,437,782 shares
of  its  International   Portfolio  Stock,  9,011,987
shares  of  its  Limited  Duration  Portfolio  Stock,
41,370,968  shares of its  Global  Tactical  Exposure
Portfolio  Stock,  80,085,381 of its  Mortgage-Backed
Portfolio   Stock,   and  2,574,256   shares  of  its
International    Opportunities    Portfolio    Stock,
outstanding  on December  31,  1998;  and I do hereby
further  certify  that at no time  during  the fiscal
year ended  December  31, 1998 did the  Company  have
in   excess  of   200,000,000   shares  of  its  U.S.
Short-Term   Portfolio  Stock,   Worldwide  Portfolio
Stock,      Worldwide-Hedged     Portfolio     Stock,
International   Portfolio  Stock,   Limited  Duration
Portfolio Stock,  Global Tactical Exposure  Portfolio
Stock,   Mortgage-Backed  Portfolio  Stock,  Emerging
Markets      Portfolio      Stock,      International
Opportunities    Portfolio   Stock,    Money   Market
Portfolio Stock issued or outstanding.
         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company this 29th day of March, 1998.



____________________________

William E. Vastardis

Secretary